As filed with the Securities and Exchange Commission on March 16, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Grupo Aeroméxico, S.A.B. de C.V.

(Exact name of registrant as specified in its charter)

United Mexican States	Not applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Avenida Paseo de la Reforma 243, 25th Floor

Col. Renacimiento, Cuauhtémoc 06500

Mexico City

United Mexican States

+52 (55) 9132 4000

(Address of Principal Executive Offices, including Zip Code)

Compensation Plan of Aerovías de México, S.A.

(contained within Irrevocable Trust Administration Contract No. F/00031)

(Full title of the plan)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, New York 10168

+1 (212) 947-7200

(Name, address and telephone number, including area code, of agent for service)

Copies to:

John R. Vetterli

Juan Antonio Martín

Scott Levi

White & Case LLP

1221 Avenue of the Americas

New York, New York 10020

+1 (212) 819-8200

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.*

Item 2. Registrant Information and Employee Plan Annual Information.*

*

As permitted by Rule 428 under the Securities Act of 1933 (the “Securities Act”), this registration statement (this “Registration Statement”) omits the information specified in Part I of Form S-8. The documents containing the information specified in this Part I of Form S-8 (“Plan Information” and “Registrant Information and Employee Plan Annual Information”) will be sent or given to employees as specified by the Securities and Exchange Commission (the “SEC” or the “Commission”) pursuant to Rule 428(b)(1) under the Securities Act. Such documents are not required to be and are not filed with the SEC either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act. Grupo Aeroméxico, S.A.B. de C.V. (the “Company” or the “Registrant”) will provide a written statement to participants advising them of the availability without charge, upon written or oral request, of the documents incorporated by reference in Item 3 of Part II hereof and including the statement in the preceding sentence. The written statement to all participants will indicate the availability without charge, upon written or oral request, of other documents required to be delivered pursuant to Rule 428(b) under the Securities Act, and will include the address and telephone number to which the request is to be directed.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents previously submitted to the SEC are incorporated by reference in this Registration Statement:

(a)

the Company’s prospectus, dated November 5, 2025, filed with the SEC pursuant to Rule 424(b)(1) under the Securities Act on November 7, 2025, relating to the registration statement on Form F-1 (File No. 333-279379), including the Company’s condensed consolidated interim financial statements as of June 30, 2025 and December 31, 2024 and for the six-month and three-month periods ended June 30, 2025 and 2024, and the Company’s consolidated financial statements as of and for the fiscal years ended December 31, 2024, 2023 and 2022;

(b)

the financial information prepared in accordance with International Financial Reporting Standards Accounting Standards, as issued by the International Accounting Standard Board included in Company’s Reports of Foreign Private Issuer on Form 6-K furnished to the SEC on February  17, 2026 and December 5, 2025;

(c)	the Company’s Reports of Foreign Private Issuer furnished to the SEC on January 12, 2026 and November 26, 2025; and

(d)

the description of the Company’s common shares without nominal value (“Common Shares”) and American Depositary Shares (“ADS”) each representing 10 Common Shares, contained in the Company’s registration statement on Form 8-A, filed with the SEC on November 3, 2025 (File No. 001-42931) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.

All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, and, to the extent specifically designated therein, Reports of Foreign Private Issuer on Form 6-K furnished by the Company to the SEC, in each case, subsequent to the effective date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents with the SEC.

Notwithstanding the foregoing, no information is incorporated by reference in this Registration Statement where such information under applicable forms and regulations of the SEC is not deemed to be “filed” under Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, unless the Company indicates in the report or filing containing such information that the information is to be considered “filed” under the Exchange Act or is to be incorporated by reference in this Registration Statement.

Any statement contained herein or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

The Company’s bylaws provide for the indemnification of the members of its board of directors of the Company in connection with the correct performance of their duties against third party claims, and this indemnification covers damages and loss of profits caused to third parties, the Company and its controlled entities or entities over which the Company has significant control; provided, however, that the indemnity will not apply if such claims, result from gross negligence, willful misconduct or bad faith of the corresponding board member.

Policies of insurance may be maintained by the Company under which the members of its board of directors, within the limits and subject to the limitations of the policies, that cover the amount of the damages caused by the Company or the entities controlled by the registrant.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit No.	Description

4.1	Amended and Restated Bylaws of Grupo Aeroméxico, S.A.B. de C.V. (English translation) (incorporated by reference Exhibit 3.1 to the Company’s registration statement on Form F-1 (File No. 333-279379), filed with the SEC on May 13, 2024).

4.2	Form of Deposit Agreement among Grupo Aeroméxico, S.A.B. de C.V., The Bank of New York Mellon, as Depositary, and all Owners and Holders from time to time of American Depositary Shares issued thereunder (incorporated by reference Exhibit 4.1 to the Company’s registration statement on Form F-1 (File No. 333-279379), filed with the SEC on May 13, 2024).

5.1(1)	Opinion of White & Case, S.C., Mexican counsel to the Company, as to the validity of the Company’s Common Shares (including consent).

10.1(1)*	Compensation Plan of Aerovías de México, S.A. (contained within Irrevocable Trust Administration Contract No. F/00031). (English translation).

23.1(1)	Consent of KPMG Cárdenas Dosal, S.C., independent registered accountants for Grupo Aeroméxico S.A.B. de C.V.

23.2(1)	Consent of White & Case, S.C. (included in Exhibit 5.1).

24.1(1)	Power of Attorney (included in signature page to this Registrant Statement).

107(1)	Filing Fee Table.

(1)	Filed herewith.
*	Certain of the exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5).

Item 9. Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6 of this Registration Statement, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Mexico City, Mexico on March 16, 2026.

Grupo Aeroméxico, S.A.B. de C.V.

By:	/s/ Andrés Conesa Labastida
Name:	Andrés Conesa Labastida
Title:	Chief Executive Officer and Director

By:	/s/ Ricardo Javier Sánchez Baker
Name:	Ricardo Javier Sánchez Baker
Title:	Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below hereby constitutes and appoints Andrés Conesa Labastida and Ricardo Javier Sánchez Baker, each of them, individually, his or her true and lawful attorney-in-fact and agent, with full power to act separately and full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ Andrés Conesa Labastida	Chief Executive Officer and Director (Principal Executive Officer)	March 16, 2026
Andrés Conesa Labastida

/s/ Ricardo Javier Sánchez Baker	Chief Financial Officer	March 16, 2026
Ricardo Javier Sánchez Baker	(Principal Financial Officer and Principal Accounting Officer)

/s/ Francisco Javier de Arrigunaga Gómez del Campo	Director and Chairman of Board of Directors	March 16, 2026
Francisco Javier de Arrigunaga Gómez del Campo

/s/ Andrés Borrego y Marrón	Director	March 16, 2026
Andrés Borrego y Marrón

/s/ Antonio Cosío Pando	Director	March 16, 2026
Antonio Cosío Pando

/s/ Luis de la Calle Pardo	Director	March 16, 2026
Luis de la Calle Pardo

/s/ Valentín Diez Morodo	Director	March 16, 2026
Valentín Diez Morodo

/s/ Jorge Esteve Recolons	Director	March 16, 2026
Jorge Esteve Recolons

/s/ Michael J. Wartell	Director	March 16, 2026
Michael J. Wartell

/s/ Bogdan Ignaschenko	Director	March 16, 2026
Bogdan Ignaschenko

/s/ Donald Lee Moak	Director	March 16, 2026
Donald Lee Moak

/s/ Peter W. Carter	Director	March 16, 2026
Peter W. Carter

Director
Antoine George Munfakh

Director
Jorge Andrés Vilches Martínez

/s/ Eduardo Tricio Haro	Director	March 16, 2026
Eduardo Tricio Haro

SIGNATURE OF AUTHORIZED U.S. REPRESENTATIVE OF THE REGISTRANT

Pursuant to the Securities Act, the undersigned, the duly authorized representative in the United States of the registrant has signed this registration statement on the 16th day of March, 2026.

Cogency Global Inc.
Authorized U.S. Representative

By:	/s/ Collen A. De Vries
Name:	Collen A. De Vries
Title:	Sr. Vice President on behalf of Cogency Global Inc.